Exhibit 99.1

Investor Relations Contact:	Media Contact:
Jennifer Gianola	Mei Li
NetSuite Inc.	NetSuite Inc.
650.627.1131	650.627.1063
jgianola@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

First Pure-Play Cloud ERP Software-as-a-Service Company to Exceed Half a Billion Annual Revenue Run Rate

First Ever $100 Million Quarter of Recurring Revenue

•	Q2 Revenue of $131.8 Million, a 30% Year-over-Year Increase

•	Q2 Operating Cash Flows of $18.6 Million, a 19% Year-over-Year Increase

SAN MATEO, Calif. - July 24, 2014-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced results for its second quarter ended June 30, 2014.

Total revenue for the second quarter of 2014 was $131.8 million, representing a 30% increase over the same period in the prior year.

Cash flows from operations were $18.6 million in the second quarter of 2014, up from $15.6 million in the same period in the prior year.

On a GAAP basis, net loss for the second quarter of 2014 was $23.2 million, or $(0.31) per share, as compared to a net loss of $20.4 million, or $(0.28) per share, in the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $4.8 million, or $0.06 per share, as compared to non-GAAP net income of $4.0 million, or $0.05 per share, in the second quarter of 2013.

"NetSuite delivered record second quarter revenues, growing year-over-year by 30 percent for the eighth consecutive quarter. We also reported our first-ever $100 million quarter of recurring revenue signaling a break out moment. NetSuite’s leadership in cloud ERP has never been more clear," said NetSuite CEO Zach Nelson.

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss our second quarter 2014 financial results and our outlook for the third quarter of 2014 and full year 2014.  A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors.  The live call can be accessed by dialing 855-812-1881 (U.S.) or 817-385-7868 (outside the U.S.) and referencing passcode: 74179530.  A replay of the call can also be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 74179530.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software suites. In addition to financials/ERP and omnichannel commerce software suites, NetSuite offers a broad suite of applications, including financial management, Customer Relationship Management (CRM), ecommerce and retail management, Professional Services Automation (PSA) and Human Capital Management (HCM) that enable companies to manage most of their core business operations in its single integrated suite. NetSuite software allows businesses to automate operations, streamline processes and access real-time business information anytime, anywhere. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to us as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at one or more of our data centers may occur; a security breach may impact operations; risks associated with material defects or errors in our software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; evolving government regulation of the Internet and ecommerce; changes to current accounting rules; changes in foreign exchange rates; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report on Form 10-K filed on March 3, 2014, our Quarterly Report on Form 10-Q filed on May 6, 2014 and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's website at www.netsuite.com.

Non-GAAP Financial Measures
Our stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income excludes expenses related to stock-based compensation expense, amortization of intangible assets, and transaction costs for business combinations. Non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combination. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. We believe these adjustments provide useful comparative information to investors.

We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance and are used by our management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on our Investor Relations website at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.

NetSuite Announces Second Quarter 2014 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$479,191	$451,577
Accounts receivable, net of allowances of $1,498 and $833 as of June 30, 2014 and December 31, 2013, respectively	89,961	86,818
Deferred commissions	39,549	38,187
Other current assets	21,492	22,622
Total current assets	630,193	599,204
Property and equipment, net	51,786	48,183
Deferred commissions, non-current	10,404	8,405
Goodwill	84,042	84,478
Other intangible assets, net	16,408	20,460
Other assets	12,763	11,669
Total assets	$805,596	$772,399
Liabilities and total equity
Current liabilities:
Accounts payable	$3,124	$4,838
Deferred revenue	237,929	211,694
Accrued compensation	27,335	24,535
Accrued expenses	20,731	21,721
Other current liabilities	13,530	16,776
Total current liabilities	302,649	279,564
Long-term liabilities:
Convertible 0.25% senior notes, net	259,758	254,038
Deferred revenue, non-current	14,257	12,913
Other long-term liabilities	14,733	15,832
Total long-term liabilities	288,748	282,783
Total liabilities	591,397	562,347
Total equity:
Common stock	761	751
Additional paid-in capital	708,178	658,717
Accumulated other comprehensive loss	(173)	(246)
Accumulated deficit	(494,567)	(449,170)
Total equity	214,199	210,052
Total liabilities and total equity	$805,596	$772,399

NetSuite Announces Second Quarter 2014 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Revenue:
Subscription and support	$105,851	$99,395	$93,562	$85,795	$80,239
Professional services and other	25,943	23,566	21,446	21,080	20,757
Total revenue	131,794	122,961	115,008	106,875	100,996
Cost of revenue:
Subscription and support (1)	17,084	16,360	15,167	14,276	13,511
Professional services and other (1)	24,513	22,317	21,784	20,916	19,895
Total cost of revenue	41,597	38,677	36,951	35,192	33,406
Gross profit	90,197	84,284	78,057	71,683	67,590
Operating expenses:
Product development (1)	25,376	24,172	22,886	19,979	18,796
Sales and marketing (1)	69,726	63,680	57,053	52,315	53,960
General and administrative (1)	14,106	14,033	14,287	12,233	13,429
Total operating expenses	109,208	101,885	94,226	84,527	86,185
Operating loss	(19,011)	(17,601)	(16,169)	(12,844)	(18,595)
Other income / (expenses) and income taxes, net (1)	(4,153)	(4,632)	(4,042)	(3,928)	(1,795)
Net loss	(23,164)	(22,233)	(20,211)	(16,772)	(20,390)
Net loss per share	$(0.31)	$(0.29)	$(0.27)	$(0.23)	$(0.28)
Weighted average number of shares used in computing net loss per common share	75,919	75,433	74,851	74,379	73,946

(1)
Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combination as follows:

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Cost of revenue:
Subscription and support	$1,851	$1,986	$1,733	$1,687	$1,588
Professional services and other	2,317	2,482	2,345	2,191	2,452
Operating expenses:
Product development	6,884	6,576	6,427	5,926	6,342
Sales and marketing	9,087	7,709	7,369	6,825	7,379
General and administrative	4,683	4,739	5,675	3,889	5,613
Other income / (expenses) and income taxes, net	3,191	3,141	2,875	3,123	1,056
Total	$28,013	$26,633	$26,424	$23,641	$24,430

NetSuite Announces Second Quarter 2014 Results

NetSuite Inc.
GAAP Results Reconciled to Non-GAAP Financial Measures
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(19,011)	$(17,601)	$(16,169)	$(12,844)	$(18,595)
Reversal of non-GAAP expenses:
Stock-based compensation and amortization of capitalized stock-based compensation (a)	22,798	21,465	20,235	18,470	20,264
Amortization of intangible assets and business combination costs (b)	2,024	2,026	3,314	2,048	3,110
Non-GAAP operating income	$5,811	$5,890	$7,380	$7,674	$4,779
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(23,164)	$(22,233)	$(20,211)	$(16,772)	$(20,390)
Stock-based compensation and amortization of capitalized stock-based compensation (a)	22,798	21,465	20,235	18,470	20,264
Amortization of intangible assets and business combination costs (b)	2,024	2,026	3,314	2,048	3,110
Non-cash interest expense on convertible debt (c)	3,191	3,141	3,138	3,123	1,056
Income tax benefits associated with business combination (d)	—	—	(263)	—	—
Non-GAAP net income	$4,849	$4,399	$6,213	$6,869	$4,040
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	75,919	75,433	74,851	74,379	73,946
Effect of dilutive securities (stock options and restricted stock awards) (e)	1,239	1,717	1,859	2,047	2,144
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	77,158	77,150	76,710	76,426	76,090
GAAP net loss per share	$(0.31)	$(0.29)	$(0.27)	$(0.23)	$(0.28)
Non-GAAP net income per share	$0.06	$0.06	$0.08	$0.09	$0.05
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt, income tax benefits associated with business

NetSuite Announces Second Quarter 2014 Results

combination and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future.

These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Additionally, we capitalize equity based compensation costs in connection with our capitalization of internally developed software costs. These equity based compensation costs are included in cost of revenue when the internally developed software costs are amortized. As such, we included these costs in the stock-based compensation line item to determine both non-GAAP operating income and non-GAAP net income.

(b)
Amortization of intangible assets and transaction costs, which include employee severance and facility closing costs, related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
During the second quarter of 2013, we issued $310.0 million in senior convertible debt with a coupon interest rate of 0.25%. Interest is paid semiannually on June 1 and December 1 over the five year term of the debt. In connection with this convertible debt, we are required to recognize non-cash interest expense, including debt transaction costs, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense, including debt transaction costs, for purposes of calculating non-GAAP net income and non-GAAP net income per share. We believe that excluding these expenses from our non-GAAP measures is useful to investors because the incremental interest expense does not represent a cash outflow for the company and the debt transactions cost do not represent a cash outflow for the company except in the period the debt was issued and therefore both are not indicative of our continuing operations or meaningful in evaluating current versus past business results. Finally, we believe that non-GAAP measures of profitability that exclude non-cash interest expense and debt transaction costs are widely used by analysts and investors.

(d)
In connection with our business acquisition in the fourth quarter of 2013, we recorded an income tax benefit that reduced our income tax provision. The income tax benefit is a non-cash item that would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(e)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we reported positive non-GAAP earnings.

NetSuite Announces Second Quarter 2014 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(45,397)	$(33,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,269	7,208
Amortization of other intangible assets	4,050	2,887
Amortization of debt discount and transaction costs	6,332	1,056
Provision for accounts receivable allowances	663	358
Stock-based compensation	43,873	35,266
Amortization of deferred commissions	34,699	25,839
Excess tax benefit on stock-based compensation	(369)	(195)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(3,760)	2,849
Deferred commissions	(38,060)	(27,098)
Other current assets	1,224	(7,511)
Other assets	(1,720)	(484)
Accounts payable	(1,678)	3,227
Accrued compensation	2,681	(590)
Deferred revenue	27,475	19,595
Other current liabilities	(1,176)	691
Other long-term liabilities	(390)	590
Net cash provided by operating activities	37,716	30,261
Cash flows from investing activities:
Purchases of property and equipment	(10,326)	(7,131)
Capitalized internal use software	(1,049)	(1,276)
Cash paid in business combinations, net of amounts received, and equity investment	—	(33,003)
Net cash used in investing activities	(11,375)	(41,410)
Cash flows from financing activities:
Proceeds from issuance of convertible 0.25% senior notes	—	310,000
Payments of issuance costs on convertible 0.25% senior notes	—	(7,750)
Payments under capital leases	(155)	(370)
Payments under capital leases and long-term debt - related party	(1,713)	(1,366)
Payments to repurchase common stock	—	(30,000)
Payments related to business combinations	(2,293)	—
RSU acquired to settle employee withholding liability	(53)	(123)
Excess tax benefit on stock-based compensation	369	195
Proceeds from issuance of common stock, net of issuance costs	4,668	10,725
Net cash provided by financing activities	823	281,311
Effect of exchange rate changes on cash and cash equivalents	450	(1,126)
Net change in cash and cash equivalents	27,614	269,036
Cash and cash equivalents at beginning of period	451,577	185,859
Cash and cash equivalents at end of period	$479,191	$454,895